Exhibit 1.1

R.R. Donnelley & Sons Company

$600,000,000 7.25% Notes due 2018

UNDERWRITING AGREEMENT

dated May 17, 2011

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Underwriting Agreement

May 17, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. R.R. Donnelley & Sons Company, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $600,000,000 aggregate principal amount of its 7.25% Notes due 2018 (the “Notes”). The Notes will be issued under an indenture, dated as of January 3, 2007 (the “Base Indenture”) as supplemented by a fifth supplemental indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) to be dated as of the Closing Date (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

The Company hereby confirms that it has authorized the use of any preliminary prospectus, the Prospectus (as defined below), any Issuer Free Writing Prospectus (as defined below) and any amendment or supplement thereto, in connection with the initial offer and sale of the Notes by the Underwriters. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement (as defined below) shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time and prior to the completion of the initial distribution of the Notes and any references to “amend”, “amendment” or “supplement” with respect to any preliminary prospectus (as defined below) or the Prospectus shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date of such document and prior to the completion of the initial distribution of the Notes.

1. Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof that:

(a) Registration Statement. The Company has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-162931), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act, is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Notes, including the Base Prospectus, is hereafter called a “preliminary prospectus.” The term “Prospectus” shall mean the prospectus supplement relating to the Notes, including the Base Prospectus, that is first filed pursuant to Rule 424(b) after the Execution Time. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

(b) Compliance with Registration Requirements. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Disclosure Package (as defined below) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” and not an “ineligible issuer”, each as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) any preliminary prospectus, (ii) the issuer free writing prospectus as defined in Rule 433 of the Securities Act (an “Issuer Free Writing Prospectus”), if any, identified in Schedule II hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule II hereto. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Issuer Free Writing Prospectus. Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule II hereto or the Registration Statement (as any of such may be amended by any document filed pursuant to the Exchange Act).

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference with its business which is material to the Company and its subsidiaries considered as one enterprise from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Disclosure Package, there has not been any change in the capital stock (other than issuances of common stock pursuant to existing employee benefit or stock option plans, repurchases by the Company of its common stock in the ordinary course of business or pursuant to the share repurchase program announced May 4, 2011, or conversions of outstanding convertible securities) or long-term debt (other than changes as a result of maturities, borrowings under the Company’s revolving credit facility (as disclosed in the Disclosure Package), sinking fund payments, amortization of debt discount or currency fluctuations) of the Company or any of its subsidiaries or any material adverse change, or any development which will result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Disclosure Package.

(i) Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where the character of the business conducted by it or the location of the property owned by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise. Each subsidiary of the Company that is a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X under the Securities Act (such subsidiaries collectively, the “Significant Subsidiaries”) has been duly organized, is validly existing and, to the extent applicable, is in good standing under the laws of the state or jurisdiction of its organization, and each has the power and authority under such laws to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign entity to transact business and, to the extent applicable, is in good standing in each jurisdiction where the character of the business conducted by it or the location of the property owned by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise. The Company, directly or indirectly, owns all of the issued and outstanding voting securities of each of the Significant Subsidiaries, in each case free and clear of any liens, encumbrances and claims, except for any liens, encumbrances and claims that would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

(j) Capitalization and other Capital Stock Matters. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(k) The Notes and the Indenture. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture, and when executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and paid for by the Underwriters will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity; and the Notes and each of the Indenture will conform to the description thereof contained in the Disclosure Package and the Prospectus.

(l) Compliance of the Issue and Sale of the Notes. The issue and sale by the Company of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement with respect to the Notes, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches, defaults, liens, charges and encumbrances which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries considered as one enterprise), nor will such action result in any violation of the provisions of the Certificate or Articles of Incorporation, as amended, or the By-Laws of the Company or any of its subsidiaries or any statute, order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries; no authorization, approval, consent, registration, qualification or order of or with any court or any such regulatory authority or other governmental agency or body is required for issue and sale of the Notes by the Company or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

(m) No Material Actions or Proceedings. Except as set forth in the Disclosure Package and the Prospectus, there are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, pending or, to the knowledge of the Company, threatened against or, to the knowledge of the Company, affecting the Company or any of its subsidiaries which are, individually or in the aggregate, reasonably expected to result in any material adverse change in the general affairs, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or which are reasonably expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement or the issuance and sale by the Company of the Notes.

(n) Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who have reported upon the audited financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(p) Preparation of Financial Statements. The consolidated financial statements included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries, as of the dates indicated, and the corresponding consolidated results of the operations and cash flows for the periods specified. Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statement schedules, if any, included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. The selected financial data included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Prospectus.

(q) Compliance with Agreements. Neither the Company nor any of the Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, other than defaults (considered in the aggregate) which do not have, or which would not reasonably be expected to result in, a material adverse effect on the general affairs, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(r) No Further Authorizations or Approvals Required. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by the appropriate Federal, state or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, with such exceptions as would not, singly or in the aggregate, materially and adversely affect the general affairs, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(s) Company Not an “Investment Company”. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(t) No Restrictions on Dividends. No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(u) Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, considered as one enterprise except as set forth in or contemplated in the Disclosure Package and the Prospectus. Except as set forth in the Disclosure Package and the Prospectus or as may not, individually or in the aggregate, reasonably be expected to result in any material adverse change in the general affairs, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the closing of the offering of the Notes shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter set forth therein.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, on the Closing Date the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.50% of the principal amount of the Notes thereof plus accrued interest, if any, from May 17, 2011 to the Closing Date, the principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment.

(a) Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on June 1, 2011, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Notes being herein called the “Closing Date”) . Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in the same day funds to the account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”), or its designated custodian, unless the Representatives shall otherwise instruct.

(b) Not later than 10:00 a.m. on the second Business Day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4. Covenants. The Company covenants and agrees with each of the Underwriters as follows:

(a) Representatives Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date on which the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the

Registration Statement, the Disclosure Package or the Prospectus other than as a result of an Exchange Act filing, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object; provided, however, that the Company will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement or Prospectus, unless, prior to the Closing Date or the termination of the Prospectus Delivery Period, as applicable, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act;

(d) Final Term Sheet. The Company will prepare a final term sheet for the Notes containing solely a description of the Notes, including the price at which the Notes are to be sold to the public, in a form approved by the Representatives and contained in Schedule III hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectus included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(d) or (iii) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent (which consent shall be confirmed in writing) that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, provided, however, that the Company will not file a new registration statement or post-effective amendment unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such new registration statement or post-effective amendment for their review and the Representatives have not reasonably objected to the filing of such new registration statement or post-effective amendment, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(g) Required Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package and the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented, will comply with law.

(h) Copies of the Disclosure Package and the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of each preliminary prospectus and the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(i) Blue Sky Compliance. The Company will arrange, if necessary, for the qualification of the Notes for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through the DTC.

(k) Lock-up. The Company will not for a period beginning on the Execution Time and ending on the Closing Date, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes).

(l) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(n) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(o) Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Notes and the fees of the Trustee; (ii) the preparation, printing or reproduction of each preliminary prospectus or the Prospectus and each amendment or supplement to either of them; (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus, the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or other issuance or transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the original issuance and sale of the Notes; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vi) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of the Company and its subsidiaries’ representatives in connection with presentations to prospective purchasers of the Notes; (viii) the fees and expenses of the Company and its subsidiaries’ accountants and the fees and expenses of their counsel (including local and special counsel); (ix) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Notes; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Sullivan & Cromwell LLP, special counsel for the Company, shall have furnished to the Representatives its opinion and letter, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibits A and B hereto.

(b) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chief executive officer or executive vice president and any of the chief financial officer, the treasurer and the principal accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no event or occurrence that would reasonably be expected to result in a material adverse effect on the general affairs, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, except as set forth in or contemplated by the Disclosure Package and the Prospectus.

(d) On the date hereof, the Representatives shall have requested and the Company shall have caused Deloitte & Touche LLP to furnish to the Representatives a comfort letter, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Disclosure Package and other customary information.

(e) On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (d) of this Section 5, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Closing Date, as the case may be.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (d) and (e) of this Section 5; or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, business operations, assets or liabilities of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Disclosure Package and the Prospectus, the effect of which is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Disclosure Package and the Prospectus.

(g) At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Representatives shall have received counterparts, conformed as executed, thereof.

(h) At the Closing Date, the Notes shall be eligible for clearance and settlement through DTC.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 will be delivered at the office of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, on the Closing Date.

6. Reimbursement of Underwriters’ Expenses.

If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Merrill Lynch, Pierce, Fenner & Smith Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto), or the Final Term Sheet or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use in the Registration Statement, the Disclosure Package, the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing to the

Company by any Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package, the Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the second paragraph under the table in the “Underwriting” Section and (ii) the sixth paragraph under the table in the “Underwriting” Section in each case in the preliminary prospectus and the Prospectus, constitute the only information furnished in writing by any Underwriter for inclusion in the preliminary prospectus and the Prospectus (or in any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm of separate counsel (including one firm of local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraphs (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company on the one hand and the Underwriters on the other agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Notes) be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Default of One or More of the Several Underwriters.

If, on the Closing Date, all of the conditions set forth in Section 5 have been satisfied and any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, all of the conditions set forth in Section 5 have been satisfied and any one or more of the Underwriters shall fail or refuse to purchase Notes and the principal amount of Notes with respect to which such default occurs exceeds 10% of the principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default or such longer period as specified in the next sentence, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4(o), Section 7 and in Section 14 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Termination of this Agreement.

This Agreement shall be subject to termination in the absolute discretion of the Representatives by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in any of the Company’s securities shall have been suspended by the Commission or the Nasdaq Stock Market; (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or Market; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in clearance or settlement systems shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the good faith judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus.

10. No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its Affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

11. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any (a) investigation made by or on behalf of the Underwriters or the Company or any of its respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 6, 7, 11 and 14 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, (fax no.: (212) 901-7897), Attention:

Legal Department, or, if sent to the Company, will be mailed, delivered or telefaxed to R.R. Donnelley & Sons Company, 111 South Wacker Drive, Chicago, Illinois 60601, Attention: General Counsel (fax no.: (312) 326-8594) and confirmed to it at R.R. Donnelley & Sons Company, 111 South Wacker Drive, Chicago, Illinois 60601, Attention: Secretary (fax no.: (312) 326-7620).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Affiliate” has the meaning specified in Rule 501(b) of Regulation D.

“Applicable Time” means 4:55 p.m. (Eastern Time) on the date of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and, where applicable, the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means, the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” means the Financial Industry Regulatory Authority.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and, where applicable, the rules and regulations of the Commission promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended and, where applicable, the rules and regulations of the Commission promulgated thereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and, where applicable, the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and several Underwriters.

Very truly yours,

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Janet M. Halpin
Name: Janet M. Halpin
Title: Treasurer

[Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES LLC Acting as Representatives of the several Underwriters named in the attached Schedule I.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Daniel Kelly
Name: Daniel Kelly
Title: Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

[Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$300,000,000
Citigroup Global Markets Inc.	75,000,000
J.P. Morgan Securities LLC	75,000,000
Mitsubishi UFJ Securities (USA), Inc.	60,000,000
U.S. Bancorp Investments, Inc.	30,000,000
Fifth Third Securities, Inc.	12,000,000
PNC Capital Markets LLC	12,000,000
Scotia Capital (USA) Inc.	12,000,000
TD Securities (USA) LLC	12,000,000
UBS Securities LLC	12,000,000

Total	$600,000,000

SCHEDULE II

Issuer Free Writing Prospectus

Final Term Sheet relating to the 7.25% Notes due 2018 dated May 17, 2011.

SCHEDULE III

[Pricing Term Sheet]

Exhibit A

[Opinion of Sullivan & Cromwell LLP]

Exhibit B

[Disclosure Letter of Sullivan & Cromwell LLP]